Exhibit 99.1

Toppoint Holdings Inc. Reports Second Quarter 2025 Results; Import and Metal Expands

Waste paper remains the largest revenue and volume driver; imports and metals continue to scale

North Wales, PA, Aug. 14, 2025 (GLOBE NEWSWIRE) -- Toppoint Holdings Inc. (NYSE American: TOPP) (“Toppoint” or the “Company”), a truckload services and logistics provider focused on the recycling export supply chain, today announced financial results for the second quarter ended June 30, 2025.

Second Quarter 2025 Highlights

●	Revenue: $3.97 million (Q2’25) vs. $4.70 million (Q2’24).

●	Commodity momentum: metals grew strongly year-over-year; imports remained a core contributor with year-to-date growth.

“Waste paper remains a deep rooted revenue stream of our Company by both revenue and loads,” said Hok C. Chan, Chief Executive Officer. “In Q2, paper contributed more than half of total revenue and roughly two-thirds of loads. We continue to prioritize service reliability, turn times, and lane density of the ports to enable growth of our export customers while we scale imports and metals.”

“Imports and metals continued to build share, and add revenue throughout the route. We maintained a disciplined cost posture,” added John Feliciano III, Chief Financial Officer. “The balance sheet remains solid, and we are investing in equipment and technology to support execution in our core commodities.”

Waste Paper Focus

Paper revenue was $2,082,560 in Q2’25 (-23.2% YoY) and $4,670,575 year-to-date (-14.4% YoY). Paper represented 52.5% of Q2 revenue and 60.0% year-to-date. On a volume basis, waste paper accounted for approximately 6,915 loads in the first half of 2025, or 63.8% of total loads.

Commodity Detail (Q2 and Year-to-Date)

●	Paper: $2,082,560 in Q2’25 (-23.2% YoY), mix 52.5% — $4,670,575 YTD (-14.4% YoY), mix 60.0%.

●	Import: $1,231,751 in Q2’25 (-16.2% YoY), mix 31.0% — $2,102,465 YTD (+1.0% YoY), mix 27.0%.

●	Metal: $467,353 in Q2’25 (+38.0% YoY), mix 11.8% — $680,996 YTD (+23.8% YoY), mix 8.8%.

●	Log: $130,605 in Q2’25 (+53.5% YoY), mix 3.3% — $214,053 YTD (+32.7% YoY), mix 2.8%.

●	Plastic: $56,655 in Q2’25 (-39.6% YoY), mix 1.4% — $112,445 YTD (-37.1% YoY), mix 1.4%.

Mix & Volume Metrics (Year-to-Date)

Loads: 10,836 in the first half of 2025 vs. 11,517 in same period in 2024. Mix by category (YTD25): Waste paper 63.8%, Import 25.6%, Metal 7.5%, Plastic 1.3%, Forestry 1.8%.

Strategic & Operational Updates

●	Metals platform: Topp Metals Inc. established on June 4, 2025 to support growth opportunities in scrap metals logistics.

●	Equipment & technology: Continued investments to enhance fleet capacity and operational systems to serve core commodities.

Second Quarter & Year-to-Date Results

Q2 revenue was $3.97 million; the year-over-year comparison reflects normalization from 2024’s atypical Q2 environment. Year-to-date revenue was $7.78 million vs. $8.43 million in the prior year.

About Toppoint

Toppoint provides truckload services and logistics solutions focused on the recycling export supply chain, serving regional markets anchored by the Ports of Newark, NJ and Philadelphia, PA, with additional activity in Tampa and Miami, FL. The Company’s commodity portfolio includes waste paper, scrap metal, logs, plastic, and import containers. For additional information, please go to https://toppointtrucking.com/.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” as defined under the federal securities laws. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can find many (but not all) of these statements by the use of words such as “believe,” “plan,” “expect,” “intend,” “should,” “seek,” “estimate”, “will”, “aim” and “anticipate”, or other similar expressions in this press release. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s filings with the Securities and Exchange Commission available at www.sec.gov.

Investor Contact

Toppoint Holdings Inc.

1250 Kenas Road, North Wales, PA 19454

Tel: (551) 866-1320

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